SHAREHOLDERS VOTING SUPPORT AGREEMENT

This Agreement is made as of March 5,1997

BETWEEN:

             SEVEN SEAS PETROLEUM INC.

             (herein called the "Company")

                                                      OF THE FIRST PART

AND:

             HAZEL VENTURES LTD.,

             (herein called the "Shareholder")

                                                      OF THE SECOND PART


WHEREAS:

A. The Shareholder has agreed to enter into this Agreement to evidence certain respective rights and obligations in respect of certain matters pertaining to the voting and disposition of voting shares of the Company;

FOR VALUE RECEIVED, the parties agree as follows:

SECIION 1 - DEFINITONS

      (a)   "Board" means the board of directors of the Company;

      (b) "Meeting" means a meeting of the shareholders of the Company duly called in accordance with the terms of the BUSINESS CORPORATIONS ACT (Yukon);
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      (c)   "Slate" means the slate of directors proposed by the Chief Executive
            Officer of the Company for election to the Board.

SECTION 2 - INTERPRETATION

2.1 GENDER/NUMBERS. Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include both genders.

2.2 HEADINGS. The article and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

2.3 PROPER LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

SECTION 3 - EXERCISE OF VOTING POWER

3.1 EXERCISE OF VOTING POWER. Until termination of this Agreement under section 5.1, at any Meeting called for the purpose of electing directors of the Company, the Shareholder shall vote or cause to be voted all voting shares of the Company owned or controlled by it on the date of such meeting in favour of the election of the Slate.

3.2 NOMINATIONS. If, in connection with any Meeting called for the purpose of electing directors of the Company, management of the Company fails to nominate a Slate, the Shareholder shall be entitled to nominate and vote for individuals as it so chooses.

SECTION 4 - SALES OF SHARES

4.1 RESTRICTED SALES. The Shareholder will, as a condition of a sale of any shares of the Company held by it, require the purchaser to agree to be bound by the terms of this
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Agreement provided that this condition will not apply to sales in the open market made through the facilities of The Toronto Stock Exchange or any other stock exchange or electronic trading facility on which the Company's shares are listed or quoted for trading.

4.2 TAKE-OVER BIDS. If a take-over bid or other offer is made generally to shareholders of the Company by an arm's length third party for all or a portion of the common shares of the Company, the Shareholder will be free to tender to such bid or offer any common shares owned by it and shall not be required. to comply with the selling restrictions contained in section 4.1.

SECTION 5 - TERMINATION

5.1 TERMINATION. This Agreement shall terminate on July 19, 1998.

SECTION 6- MISCELLANEOUS

6.1 AMENDMENT. The provisions of this Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by a written instrument signed by all the parties hereto or their respective successors and assigns.

6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

6.3 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person not a party hereto, including, without limitation, any shareholders of the Company not parties hereto.

6.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision
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of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.


6.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

The parties have executed this Agreement as of the day and year first above written.

                                          SEVEN SEAS PETROLEUM INC.

                                          per: /s/ SIGNATURE ILLEGIBLE
                                          Authorized Signatory

                                          HAZEL VENTURES INC.

                                          per: /s/ SIGNATURE ILLEGIBLE
                                          Authorized Signatory